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                              FIRST AMENDMENT TO
                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT



     This FIRST AMENDMENT (the "Amendment") to the Amended and Restated Stock Purchase Agreement (the "Agreement"), dated as of December 19, 1996, by and between NET.B@NK, INC. (the "Company") and PREMIER BANCSHARES, INC. (formerly known as First Alliance/Premier Bancshares, Inc., "Bancshares") is entered into and made effective as of February 25, 1997. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     WHEREAS, the parties hereto desire to amend the Agreement for the purpose of extending the termination date and modifying the amount of consideration the Company will pay to Bancshares.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Bancshares agree to amend the Agreement as follows:

     1.  Section 2.2 of the Agreement is hereby amended by deleting the existing
Section 2.2 thereof in its entirety and substituting in lieu thereof the following new Section 2.2:

          2.2 PURCHASE PRICE. In full consideration for the purchase by the Company of the Common Stock, the Company shall on the Effective Date (i) pay to Bancshares an amount in cash equal to the sum of the Bank's unimpaired capital at closing, and (ii) transfer to Bancshares 1,250 shares of the common stock of the Company (the "Company Common Stock") valued at $115.00 per share, which is the "agreed-upon" value of shares issued to certain of the Company's investors by the Company and is equal to not less than one and one-half percent (1.50%) of the Company Common Stock issued and outstanding as of February 25, 1997. For the purpose of this Agreement, the term "unimpaired capital" shall mean the sum of the Bank's paid in capital, capital surplus, retained earnings, and allocation for loan and lease losses with respect to any loans and leases, immediately following consummation of the Purchase and Assumption Transaction.

          2. Section 3.2 of the Agreement is hereby amended to extend the expiration of the permissible Effective Date to May 31, 1997.

          3. Section 9.12 of the Agreement is hereby amended to increase the number of shares referenced in the subscription agreement required of Bancshares to 1,250 shares of the Company Common Stock.

          4. Section 10.1(b) of the Agreement is hereby amended to extend the termination date of the Agreement to May 31, 1997.
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          5.  Section 11.1 is hereby amended to provide at the end of Section
11.1 an additional sentence which provides as follows: "Notwithstanding anything contained herein to the contrary, the Company shall pay to Bancshares an amount in cash equal to $150,000.00 for the purpose of reimbursing Bancshares for its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, $30,000.00 of which shall be non-refundable and due and payable upon execution hereof and the remaining $120,000.00 shall be due and payable on the Effective Date."

          6. Except as hereinabove amended, the Agreement shall remain otherwise in full force and effect.

          7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers hereunto duly authorized all as of the day and year first above written.


                              NET.B@NK, INC.

Attest:
                              By:_______________________________________
                                    D. R. Grimes, Chief Executive Officer
______________________________
Secretary

     [CORPORATE SEAL]


                              PREMIER BANCSHARES, INC.

Attest:
                              By:_______________________________________
                                 Darrell D. Pittard, Chairman of the Board and
______________________________      Chief Executive Officer
Secretary

     [CORPORATE SEAL]



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